LocatorX, Inc. 1-A

Exhibit 11.1

LBB & ASSOCIATES LTD., LLP

7600 W. Tidwell, Ste 501

Houston, TX 77040

Phone: (713) 800-4343 Fax: (713) 456-2408

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

LocatorX, Inc.

We consent to the incorporation by reference in this Registration Statement on Form 1- A of LocatorX, Inc. (the “Company”), of our report dated May 21, 2018, relating to the financial statements of the Company included herein.

We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas

May 24, 2018